Exhibit 99.1

Filed pursuant to Rule 425 under the Securities Act of 1933 and deemed filed pursuant to Rule 14a-12 under the Securities Exchange Act of 1934
Filing Person: Standard Microsystems Corporation
Commission File No.: 0-7422
Subject Company: Conexant Systems, Inc.
Commission File No.: 000-24923
SMSC to Acquire Conexant Systems, Inc.
Hauppauge, New York and Newport Beach, California — January 10, 2011 — SMSC (NASDAQ: SMSC), a leading semiconductor company providing Smart Mixed-Signal Connectivity™ solutions, and Conexant Systems, Inc. (NASDAQ: CNXT), a leading supplier of innovative semiconductor solutions for imaging, audio, embedded modem, and video surveillance applications, today announced the signing of a definitive agreement under which SMSC will purchase all of the outstanding shares of Conexant in a stock and cash transaction valued at approximately $284 million including the assumption of Conexant’s net debt. The transaction has been approved by the boards of directors of both companies.
Combined Company Highlights:
•	Complementary connectivity product portfolios to target more expansive set of computing, consumer, industrial and automotive applications,

•	Serves key customers with more complete product solutions,

•	Creates a stronger analog/mixed-signal R&D team with over 900 engineers globally,

•	Combined company has the scale and resources to enhance SMSC’s financial model with a combined trailing twelve month revenue of approximately $632 million,

•	Anticipated annualized pre-tax cost synergies of $8 to $10 million by the end of SMSC’s fourth quarter of fiscal 2012,

•	Acquisition expected to be accretive to non-GAAP gross margins, non-GAAP operating margins and non-GAAP earnings per share immediately upon closing.
The combination of Conexant’s imaging, audio, embedded modem and video products with SMSC’s broad connectivity solutions targeting the computing, consumer, industrial and automotive markets provides for a highly complementary merger of talent and technology. Headquartered in Newport Beach, California, Conexant has approximately 600 employees worldwide, including over 230 in Asia.
“We believe that combining the growth potential of Conexant and SMSC will allow us to leverage complementary technology and engineering resources to provide our customers with expanded solutions in connectivity and content,” said Christine King, President & Chief Executive Officer of SMSC. “We plan to focus our resources on the areas of highest return and believe that our respective sales and supply chain relationships will help create a platform to grow our businesses. We expect the acquisition will be accretive to non-GAAP EPS immediately upon close. In addition, we expect to capture significant operating efficiencies that will position us to increase earnings growth. SMSC’s larger scale should position us to increase our R&D productivity and drive profitability and shareholder value.”
“In our industry, size and scope provide a significant advantage with customers and suppliers,” said Scott Mercer, Conexant’s Chairman and Chief Executive Officer. “SMSC and Conexant share similar core competencies in analog and mixed-signal design, possess complementary product portfolios, and count many customers in common. By joining forces, we get the opportunity to take advantage of economies of scale and drive profitable growth. I am convinced that combining our companies will best serve the interests of Conexant stockholders, customers, and employees moving forward.”

Sailesh Chittipeddi, currently President & Chief Operating Officer at Conexant, will join SMSC upon close of the acquisition as Executive Vice President, reporting to Christine King. Mr. Chittipeddi’s responsibilities will include all product lines and global marketing and engineering functions for SMSC. Mr. Chittipeddi joined Conexant in 2006. In his role as President & Chief Operating Officer, he had worldwide responsibility for engineering, operations, quality and marketing.
Under the terms of the agreement, for each share of Conexant that they own, Conexant stockholders will receive approximately $2.25 consisting of $1.125 in cash and a fraction of a share of SMSC common stock equal to $1.125 divided by the volume weighted average price of SMSC common stock for the 20 trading days ending on the second trading day prior to closing, but in no event more than 0.04264 nor less than 0.03489 shares of SMSC common stock. The total cash consideration to be paid in the transaction is approximately $98 million and the total number of shares of SMSC common stock to be issued (including the assumption of outstanding Conexant restricted stock units) is approximately 2.9 to 3.6 million. The transaction is expected to close in the first half of calendar 2011 subject to the satisfaction of regulatory requirements, approval by Conexant shareholders and other customary closing conditions. SMSC expects to realize approximately $8 to $10 million in annualized pre-tax cost synergies by the end of SMSC’s fourth quarter of fiscal 2012 as a result of the consolidation of support functions and optimization of the supply chain across a larger base.
Conference Call
SMSC will discuss the agreement to acquire Conexant on its third quarter of fiscal 2011 earnings conference call, taking place today, January 10, 2011 at 8:00 AM ET. The teleconference may be accessed by dialing 888-601-3884 in the U.S. or 913-312-1477 from outside of the U.S. The teleconference confirmation code is 7244148. A replay of the call will also be available from January 10 through January 17, 2011. The replay dial-in number is 888-203-1112 in the U.S. or 719-457-0820 for international callers. The replay passcode is 7244148. A webcast of the call, along with presentation materials, will be accessible via the investor relations section of SMSC’s website at www.smsc.com.
About SMSC
SMSC is a leading developer of Smart Mixed-Signal Connectivity™ solutions. SMSC employs a unique systems level approach that incorporates a broad set of technologies and intellectual property to deliver differentiating products to its customers. The company is focused on delivering connectivity solutions that enable the proliferation of data in personal computers, automobiles, portable consumer devices and other applications. SMSC’s feature-rich products drive a number of industry standards and include USB, MOST® automotive networking, embedded system control and analog solutions, including thermal management and RightTouch™ capacitive sensing. SMSC is headquartered in New York and has offices and research facilities in North America, Asia, Europe and India. Additional information is available at www.smsc.com.
About Conexant Systems, Inc.
Conexant’s portfolio of innovative semiconductor solutions includes products for imaging, audio, embedded modem, and video surveillance applications. Conexant is a fabless semiconductor company headquartered in Newport Beach, Calif. To learn more, please visit www.conexant.com.
Additional Information About This Transaction
In connection with the proposed transaction, SMSC will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a proxy statement of Conexant and a prospectus of SMSC. The definitive proxy statement/prospectus will be mailed to stockholders of Conexant. Conexant and SMSC urge investors and security holders to read the proxy statement/prospectus regarding the proposed transaction when it becomes available because it will contain important information about the proposed transaction. You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by SMSC and Conexant with the SEC at the SEC’s website at www.sec.gov. The proxy statement/prospectus (when it is available) and other documents filed by SMSC or Conexant with the SEC relating to the proposed transaction may also be obtained for free by accessing SMSC’s website at www.smsc.com by clicking on the link for “Investor Relations”, then clicking on the link for “SEC Filings” or by accessing Conexant’s website at www.conexant.com and clicking on the “Investors” link and then clicking on the link for “Financial Information” and then clicking on the link for “SEC Filings”.

Participants in This Transaction
SMSC, Conexant and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from Conexant stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Conexant stockholders in connection with the proposed transaction, including the interests of such participants in the proposed transaction, will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about SMSC’s executive officers and directors in SMSC’s definitive proxy statement filed with the SEC on June 14, 2010. You can find information about Conexant’s executive officers and directors in Conexant’s definitive proxy statement filed with the SEC on December 10, 2010. You can obtain free copies of these documents from SMSC or Conexant, respectively, using the contact information above.
Forward Looking Statements
Except for historical information contained herein, the matters set forth in this document are forward-looking statements about expected future events and financial and operating results that involve risks and uncertainties. These uncertainties may cause SMSC’s or Conexant’s actual future results to be materially different from those discussed in the forward-looking statements. These risks and uncertainties include risks relating to the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of Conexant stockholders to approve the transaction; a failure to consummate or delay in consummating the Merger for other reasons; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; and other risks relating to the companies’ businesses set forth in their filings with the SEC.
Our forward looking statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations and may not reflect the potential impact of any future acquisitions, mergers or divestitures. All forward-looking statements speak only as of the date hereof and are based upon the information available to SMSC and Conexant at this time. Such statements are subject to change, and SMSC and Conexant do not undertake to update such statements, except to the extent required under applicable law and regulation. These and other risks and uncertainties, including potential liability resulting from pending or future litigation, are detailed from time to time in SMSC’s and Conexant’s reports filed with the SEC. Investors are advised to read each company’s Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, particularly those sections entitled “Other Factors That May Affect Future Operating Results” or “Risk Factors” for a more complete discussion of these and other risks and uncertainties.
SMSC and MOST are registered trademarks and Smart Mixed-Signal Connectivity, TrueAuto and RightTouch are trademarks of Standard Microsystems Corporation.
Contacts
At SMSC
IR Contact: Carolynne Borders
Phone: 631-435-6626
carolynne.borders@smsc.com
At Conexant
IR Contact: Scott Allen
Phone: 949-483-2698
scott.allen@Conexant.com
Editorial Contact: Gwen Carlson
Phone: 949-483-7363
gwen.carlson@Conexant.com